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                                                                    EXHIBIT 23.2
                                                                    ------------

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Electric Fuel Corporation of our report dated January 18, 2001 with respect to the consolidated financial statements of Electric Fuel Corporation for the two-year period ended December 31, 2000, included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                            /s/ Kost Forer & Gabbay
                                   -----------------------------------------
                                                Kost Forer & Gabbay
                                    A Member of Ernst & Young International

Tel-Aviv, Israel
April 19, 2001